Exhibit 99.1

Perfect Moment Co-Founder and Chairman Purchases 51,000 Shares of Company Stock in the Open Market

LONDON—February 26, 2025—Perfect Moment Ltd. (NYSE American: PMNT), the high-performance, luxury skiwear and lifestyle brand that fuses technical excellence with fashion-led designs, reported that its co-founder and chairman, Max Gottschalk, has increased his ownership in the company through a series of open market purchases.

The purchases were reported in a Form 4 filed with the U.S. Security and Exchange Commission (SEC). According to the filing, on February 25, 2025, the chairman acquired 51,000 shares of the company’s common stock, bringing his beneficial ownership with co-founder and president, Jane Gottschalk, to approximately 4.1 million shares or 24.3% of the shares outstanding.

“These recent personal purchases reflect my great confidence in the future of Perfect Moment, its new leadership and phenomenal growth potential,” stated Gottschalk. “I’m especially encouraged by the company’s continued expansion from its strong base in luxury performance skiwear into the broader, faster-growing global luxury outerwear market.”

This expansion has included the recent introduction of new year-round products across new categories designed to complement the company’s current Fall/Winter lineup as well as its anticipated Summer 2025 Collection. These products are expanding the brand’s appeal from the slope to the city and extending the selling period to throughout the year.

The company has also made a series of strategic moves designed to drive growth and expansion of its brand presence across global markets. It opened seasonal retail stores in New York and London and engaged several new top-tier sales agencies strategically located around the world. The company’s new U.S. distribution center has lowered delivery costs, expanded margins and improved customer experience.

Most recently, the company appointed new senior leadership who have driven growth for other major luxury brands. It also completed the first phase of a multi-channel global co-marketing campaign in collaboration with Diageo (NYSE:DEO), the $61 billion global leader in beverage alcohol and producer of Johnnie Walker, the world’s #1 Scotch Whisky.

“These many positive developments further strengthen my belief in our strategic direction and that we have the right team in place to take the company to the next level,” added Gottschalk. “As such, I plan to opportunistically make additional open market purchases as conditions permit.”

Details of Perfect Moment stock purchases by management are available in the company’s filings with the SEC at www.sec.gov.

About Max Gottschalk

Gottschalk is a strategic investor and global fund manager who has traded, seeded and invested in multiple companies over the past 25 years. This includes extensive experience in venture capital and private equity, where he has successfully backed, operated and exited a number of ventures, including Faena Group, Everlane, Vita Coco and Good Catch. He also helped lead Perfect Moment’s IPO on the NYSE American Stock Exchange in April of last year.

Gottschalk is presently the founding partner at Ocean 14 Capital, a private equity fund with a mission of protecting our oceans through strategic investment. He is also a co-founding partner at Vedra Partners, a multi-family office based in London and Switzerland.

In 1998, Gottschalk co-founded Gottex Fund Management, a global asset manager which he brought public on the Swiss Stock Exchange in 2007 at a market cap of US$2.2 billion. He currently serves as its EMA CEO. He earlier headed sales for Bear Stearns’ fixed income derivatives hedge fund based in New York.

He earned his business degree in finance, marketing and international business from the University of Virginia, graduating with honors. He returned to University of Virginia as a visiting professor to teach a course on Impact Investing.

About Perfect Moment

The Perfect Moment brand was born in 1984 in the mountains of Chamonix, France. The Perfect Moment brand was relaunched by Max and Jane Gottschalk in 2012 and was acquired by the company in 2017 and 2018. Perfect Moment is a high-performance luxury skiwear and lifestyle brand. It blends technical excellence with fashion-forward designs, creating pieces that effortlessly transition from the slopes to the city, the beach, and beyond.

Initially the vision of extreme sports filmmaker and professional skier Thierry Donard, the brand was built on a sense of adventure that has sustained for over 20 years. Donard, fueled by his personal experiences, was driven by a desire to create pieces that offered quality, style and performance, pushing the wearer in the pursuit of every athlete’s dream: to experience ‘The Perfect Moment.’

In 2012, British-Swiss entrepreneurial couple Jane and Max Gottschalk took ownership of the brand. Under Jane’s creative direction Perfect Moment was injected with a new style focus, one that reignited the spirit of the heritage brand, along with a commitment to improving fit, performance and the use of best-in-class functional materials. As such, the designs evolved into distinct statement pieces synonymous with the brand as we know it today.

Today, the brand is available globally, online and at major retailers, including MyTheresa, Net-a-Porter, Harrods, Selfridges, Saks, Bergdorf Goodman and Neiman Marcus.

Perfect Moments’ global luxury ski apparel market is expected to reach $1.7 billion in 2024 and grow at a compound annual growth rate (CAGR) of 6.2% through 2032, according to Business Research Insights. Its expanding market for luxury outerwear is expected to reach $17.9 billion in 2024 and grow at a 6.7% CAGR through 2032, reports Business Research Insights.

Learn more at www.perfectmoment.com.

Important Cautions Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ from those contained in the forward-looking statements, include those risks and uncertainties described more fully in the section titled “Risk Factors” in the final prospectus for our initial public offering and in our Form 10-K for the fiscal year ended March 31, 2024, filed with the Securities and Exchange Commission. Any forward-looking statements contained in this press release are made as of this date and are based on information currently available to us. We undertake no duty to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contacts

Company Contact

Julie Robinson, Brand Director

Perfect Moment

Tel +44 7595178702

Email contact

Investor Contact

Ronald Both or Grant Stude

CMA Investor Relations

Tel (949) 432-7566

Email contact